                                                                  Exhibit (h)(2)

April 3, 2008


Boston Financial Data Services, Inc.
Attn: Legal Department
2 Heritage Drive, 4th Floor
North Quincy, MA  02171

Re:   AMENDMENT TO SCHEDULE A

Dear Sir or Madam:

      This letter agreement serves to amend our Transfer Agency and Service Agreement, between Laudus Trust, Laudus Variable Insurance Trust and Boston Financial Data Services, Inc. dated October 3, 2005 (the "Agreement"). The parties wish to amend the Agreement to change the name of a party and the state under which that party was organized: Laudus Variable Insurance Trust, a Massachusetts business trust, is hereby changed to Laudus Institutional Trust, a Delaware statutory trust.

      In addition, Section 5.1 is deleted in its entirety and replaced with the following:

      It is a business or statutory trust duly organized and existing in good standing under the laws of The Commonwealth of Massachusetts or the State of Delaware.

      Schedule A has also been amended to add the Laudus Mondrian Emerging Markets Fund, Laudus Mondrian International Fixed Income Fund, Laudus Mondrian International Equity Fund, Laudus Mondrian Global Equity Fund, Laudus Mondrian Institutional International Equity Fund and Laudus Mondrian Institutional Emerging Markets Fund and delete Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund and Laudus Rosenberg Global Long/Short Equity Fund.

      The Agreement otherwise remains unchanged and shall continue in full force and effect.

      In the space provided below, please acknowledge your agreement to the foregoing.


ACKNOWLEDGED AND AGREED TO:

LAUDUS TRUST                              BOSTON FINANCIAL DATA SERVICES, INC.

By:    /s/ Mike Haydel                    By:    /s/ Suresh Patel
       ------------------                        ----------------
Name:  Mike Haydel                        Name:  Suresh Patel
Title: Vice President                     Title: Vice President


LAUDUS INSTITUTIONAL TRUST

By:    /s/ Mike Haydel
       ------------------
Name:  Mike Haydel
Title: Vice President


                                 Schedule A - 1

                               AMENDED SCHEDULE A
                                     TO THE
                    TRANSFER AGENCY AND SERVICE AGREEMENT

                                  April 3, 2008

LAUDUS TRUST

      Laudus Rosenberg U.S. Large Capitalization Fund

      Laudus Rosenberg U.S. Large Capitalization Growth Fund

      Laudus Rosenberg U.S. Large Capitalization Value Fund

      Laudus Rosenberg U.S. Discovery Fund

      Laudus Rosenberg U.S. Small Capitalization Fund

      Laudus Rosenberg International Equity Fund

      Laudus Rosenberg International Small Capitalization Fund

      Laudus Rosenberg International Discovery Fund

      Laudus Rosenberg Value Long/Short Equity Fund

      Laudus Mondrian Emerging Markets Fund

      Laudus Mondrian International Fixed Income Fund

      Laudus Mondrian International Equity Fund

      Laudus Mondrian Global Equity Fund


LAUDUS INSTITUTIONAL TRUST (formerly Laudus Variable Insurance Trust)

      Laudus Mondrian Institutional International Equity Fund

      Laudus Mondrian Institutional Emerging Markets Fund


                                 Schedule A - 1